Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated February 18, 2009 (including amendments thereto) with respect to the Common Stock of Wilhelmina International, Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: February 18, 2009	NEWCASTLE PARTNERS, L.P.

	By:	Newcastle Capital Management, L.P.,
its General Partner

	By:	Newcastle Capital Group, L.L.C.,
its General Partner

	By:	/s/ Mark E. Schwarz
Mark E. Schwarz, Managing Member

NEWCASTLE CAPITAL MANAGEMENT, L.P.

By:	Newcastle Capital Group, L.L.C.,
its General Partner

By:	/s/ Mark E. Schwarz
Mark E. Schwarz, Managing Member

NEWCASTLE CAPITAL GROUP, L.L.C.

By:	/s/ Mark E. Schwarz
Mark E. Schwarz, Managing Member

/s/ Mark E. Schwarz
MARK E. SCHWARZ

/s/ John P. Murray
JOHN P. MURRAY

/s/ Evan Stone
EVAN STONE